UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On January 12, 2009, that certain Employment Letter, by and between Mandalay Media, Inc. (the “Company”) and Bruce Stein, dated as of November 7, 2007, as subsequently amended on March 7, 2008 (the “Employment Letter”) was terminated in connection with the resignation of Mr. Stein as a director and Chief Executive Officer of the Company.  No penalties were incurred in connection with the termination of the Employment Letter. The material terms of the Employment Agreement are disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 14, 2007, January 7, 2008 and March 12, 2008, which are incorporated herein by reference.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 12, 2009, Bruce Stein resigned as a director and Chief Executive Officer of the Company in order to pursue other opportunities.

ITEM 8.01.    OTHER EVENTS.

On January 14, 2009, the Company issued a press release announcing the resignation of Bruce Stein as a director and Chief Executive Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated: January 14, 2009	By:	/s/ James Lefkowitz
James Lefkowitz
President